UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report......February 17, 1999

                 National Bancorp of Alaska, Inc.
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      (Exact name of registrant as specified in its charter)

          Delaware                  0-10769          92-0087646
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   (State or other jurisdiction    (Commission      (IRS Employer
    of incorporation)               File Number)    Identification No.)

   Northern Lights Boulevard and C Street, Anchorage, AK  99503
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   (Address of principal executive offices)              (Zip Code)

                  (907) 276-1132
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    (Registrant's telephone number, including area code






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Item 5. Other Events
        Press Release



FOR IMMEDIATE RELEASE              CONTACT:  Elaine Junge, APR
DATE:  February 17, 1999                              (907) 265-2771


            Majority National Bancorp of Alaska Shareholder Donates
                  $90 Million of Stock to Charitable Entities


     (Anchorage, AK) -- Elmer E. Rasmuson, former chairman of the board of

National Bancorp of Alaska (NBAK), announced a gift of $90 million in NBAK stock to two Alaska organizations at his 90th birthday celebration Monday.

Rasmuson will donate $50 million of stock to the Anchorage Museum Foundation and $40 million of stock to the Rasmuson Foundation.


     "I feel that we have an obligation to pay back," said Elmer Rasmuson.

"Our state has boundless needs and yet such a limited population that I feel strongly that those of us who are able should step up to the plate.  It is my hope that the $50 million contribution to expand the Anchorage Museum will stimulate support from federal, state, municipal, corporate and individual sources.  Similarly, I hope that the $40 million contribution to the Rasmuson

Foundation will also stimulate additional giving."


     The $90 million in stock transfers will be completed during 1999.  The contributions will reduce the number of shares controlled by Rasmuson below the

51.3 percent that he currently owns or has voting power over.

                                    (more)



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Add One -- National Bancorp of Alaska


     In a separate action, the board of directors of National Bancorp of

Alaska, at the February 16 board meeting, approved a revision to the by-laws of the holding company eliminating the prior limit of a maximum of 25 directors.

The change will will allow the board of directors to set the number of directors each year.


     "The change will allow for expansion of the board to recognize the growth in Alaska and better represent a cross-section of the population," said

Chairman Edward B. Rasmuson.



     National Bancorp of Alaska is the holding company that owns all the shares of the National Bank of Alaska.  NBA is one of the highest capitalized banks in the United States.  Its stock trading symbol is NBAK.


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                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATIONAL BANCORP OF ALASKA, INC.

 February 17, 1999                     /s/Gary Dalton
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     Date                              Gary Dalton,Executive Vice
                                       President and Controller
                                       (Pricipal Accounting Officer)





































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